      EXHIBIT 21
CENTURYTEL, INC.
SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2005

State of
incorporation
Subsidiary	or formation

Actel, LLC	Delaware
Century Business Communications, LLC	Louisiana
CenturyTel Acquisition, LLC	Louisiana
CenturyTel Arkansas Holdings, Inc.	Arkansas
CenturyTel Fiber Company II, LLC	Louisiana
CenturyTel Holdings, Inc.	Louisiana
CenturyTel Holdings Missouri, Inc.	Missouri
CenturyTel Internet Services, LLC	Louisiana
CenturyTel Investments, LLC	Louisiana
CenturyTel Investments of Texas, Inc.	Delaware
CenturyTel Long Distance, Inc.	Louisiana
CenturyTel Midwest - Michigan, Inc.	Michigan
CenturyTel of Adamsville, Inc.	Tennessee
CenturyTel of Alabama, LLC	Louisiana
CenturyTel of Arkansas, Inc.	Arkansas
CenturyTel of Central Arkansas, LLC	Arkansas
CenturyTel of Central Indiana, Inc.	Indiana
CenturyTel of Central Louisiana, LLC	Louisiana
CenturyTel of Central Wisconsin, LLC	Delaware
CenturyTel of Chatham, LLC	Louisiana
CenturyTel of Chester, Inc.	Iowa
CenturyTel of Claiborne, Inc.	Tennessee
CenturyTel of Colorado, Inc.	Colorado
CenturyTel of Cowiche, Inc.	Washington
CenturyTel of Eagle, Inc.	Colorado
CenturyTel of East Louisiana, LLC	Louisiana
CenturyTel of Eastern Oregon, Inc.	Oregon
CenturyTel of Evangeline, LLC	Louisiana
CenturyTel of Fairwater-Brandon-Alto, LLC	Delaware
CenturyTel of Forestville, LLC	Delaware
CenturyTel of Idaho, Inc.	Delaware
CenturyTel of Inter Island, Inc.	Washington
CenturyTel of Lake Dallas, Inc.	Texas
CenturyTel of Larsen-Readfield, LLC	Delaware
CenturyTel of Michigan, Inc.	Michigan
CenturyTel of Minnesota, Inc.	Minnesota
CenturyTel of Missouri, LLC	Louisiana
CenturyTel of Monroe County, LLC	Wisconsin
CenturyTel of Montana, Inc.	Oregon
CenturyTel of Mountain Home, Inc.	Arkansas
CenturyTel of North Louisiana, LLC	Louisiana
CenturyTel of North Mississippi, Inc.	Mississippi
CenturyTel of Northern Michigan, Inc.	Michigan
CenturyTel of Northern Wisconsin, LLC	Delaware
CenturyTel of Northwest Arkansas, LLC	Delaware
CenturyTel of Northwest Louisiana, Inc.	Louisiana
CenturyTel of Northwest Wisconsin, LLC	Delaware
CenturyTel of Odon, Inc.	Indiana
CenturyTel of Ohio, Inc.	Ohio
CenturyTel of Ooltewah-Collegedale, Inc.	Tennessee
CenturyTel of Oregon, Inc.	Oregon
CenturyTel of Port Aransas, Inc.	Texas
CenturyTel of Postville, Inc.	Iowa
CenturyTel of Redfield, Inc.	Arkansas
CenturyTel of Ringgold, LLC	Louisiana
CenturyTel of San Marcos, Inc.	Texas
CenturyTel of South Arkansas, Inc.	Arkansas
CenturyTel of Southeast Louisiana, LLC	Louisiana
CenturyTel of Southern Wisconsin, LLC	Louisiana
CenturyTel of Southwest Louisiana, LLC	Louisiana
CenturyTel of the Gem State, Inc.	Idaho
CenturyTel of the Midwest-Kendall, LLC	Delaware
CenturyTel of the Midwest-Wisconsin, LLC	Delaware
CenturyTel of the Northwest, Inc.	Washington
CenturyTel of the Southwest, Inc.	New Mexico
CenturyTel of Upper Michigan, Inc.	Michigan
CenturyTel of Washington, Inc.	Washington
CenturyTel of Wisconsin, LLC	Louisiana
CenturyTel of Wyoming, Inc.	Wyoming
CenturyTel Security Systems Holding Company, LLC	Louisiana
CenturyTel Service Group, LLC	Louisiana
CenturyTel Solutions, LLC	Louisiana
CenturyTel Supply Group, Inc.	Louisiana
CenturyTel/Tele-Max, Inc.	Texas
CenturyTel TeleVideo, Inc.	Louisiana
CenturyTel/Teleview of Wisconsin, Inc.	Wisconsin
Spectra Communications Group, LLC	Delaware
Telephone USA of Wisconsin, LLC	Delaware

Certain of the Company's smaller subsidiaries have been intentionally omitted from this exhibit pursuant to rules and regulations of the Securities and Exchange Commission.